 CUSIP No. 851783100                  13-G                   Page 8 of  11 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
               ---------------------------------------------------


                               SEPTEMBER 10, 1999
               ---------------------------------------------------


                    MORGAN  STANLEY  DEAN  WITTER & CO.  and  MILLER  ANDERSON &

                    SHERRERD,  LLP, and MAS FUNDS VALUE  PORTFOLIO  hereby agree that, unless  differentiated,  this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Robert G. Koppenol
            --------------------------------------------------------------------
            Robert G. Koppenol / Principal Morgan Stanley & Co.  Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
            --------------------------------------------------------------------
            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP

            MAS FUNDS VALUE PORTFOLIO

            BY: /s/ Lorraine Truten
            --------------------------------------------------------------------
            Lorraine Truten / President MAS Funds


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).